     EXHIBIT 99.1

Fiscal Year 2003 July 29, 2003 Fourth Quarter & Full Year

Safe Harbor This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

FY03 Overview Record Revenue: $3.8 Billion, 24% growth Record EPS: $2.20 per share, 25% growth Strong internal revenue growth: 15% Strong operating margin: expansion to 13.7% Record bookings: $701 million annualized, 47% growth Record operating cash flow: $545 million, 47% growth Record free cash flow: $340 million, 49% growth Slide #1

Q4 FY03 Overview Slide #2 Record Revenue: $1.01 billion, 18% growth Record EPS: $0.60, 22% growth Strong internal revenue growth: 14% Operating margins: 13.8% Solid bookings: $145 million annualized Record quarter of operating cash flow: $175 million Record quarter of free cash flow: $123 million

New Business Trends Slide #3 BPO continues to dominate Welfare eligibility HR / Finance & Accounting BPO State & Local education market

Consolidated Revenue Growth Slide #4

Commercial Segment ($ in millions) Slide #5

State and Local Segment ($ in millions) Slide #6

Federal Segment ($ in millions) Slide #7

Fiscal Year New Business Signings ($ in millions) Slide #8

FY2003 Fourth Quarter New Business Signings ($ in millions) Slide #9

Quarterly New Business Trend ($ in millions) Slide #10 Q1 FY02 Q2 FY02 Q3 FY02 Q4 FY02 Q1 FY03 Q2 FY03 Q3 FY03 Q4 FY03 All Other 43 78 58 80 86 91 72 80 Top Three 87 45 29 58 58 151 98 65 (a) Excludes $76 million related to bookings now reported as net revenue. (a)

New Business Pipeline Slide #11 Robust new business pipeline Near-term pipeline in excess of $1.0 billion annualized BPO concentration

Other Matters Slide #12 Department of Education Recompete Department of Justice Update Georgia Health Partnership Update

Financial Highlights ($ in millions, except per share amounts) Slide #13

Gross Versus Net Revenue Two Contracts Impacted: School Readiness Programs Risk vs. Primary Obligor Control of cost Slide #14

Consolidated Statement of Income Slide #15

Other Financial Metrics Slide #16

Cash Flow ($ in millions) Slide #17

Deferred Taxes ($ in millions) Slide #18